Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders


Nuveen Insured Florida Premium Income Municipal Fund
33-51152
811-7120

The annual meeting of shareholders was held in the offices of Nuveen Investments on November 18, 2008; at this meeting the shareholders were asked to vote on the election of Board Members, the elimination of Fundamental Investment Policies and the approval of new Fundamental Investment Policies. The meeting was subsequently adjourned to January 13, 2009 and additionally adjourned to March 17, 2009.

Voting results are as follows:

 <c>Common and MuniPreferred shares voting
 together as a class
 <c> MuniPreferred shares voting together as a
class
To approve the elimination of the Funds
fundamental policy relating to investments in insured municipal securities.



   For
             6,631,187
                       951
   Against
                871,072
                         61
   Abstain
                218,740
                         62
   Broker Non-Votes
             1,714,584
                    2,379
      Total
             9,435,583
                    3,453



To approve the new fundamental policy relating to investments in insured municipal securities for the Fund.



   For
             6,679,771
                       950
   Against
                819,581
                         60
   Abstain
                221,647
                         64
   Broker Non-Votes
             1,714,584
                    2,379
      Total
             9,435,583
                    3,453



To approve the elimination of the fundamental policy relating to investing in other investment companies.


   For
             6,560,175
                       944
   Against
                945,294
                         63
   Abstain
                215,530
                         67
   Broker Non-Votes
             1,714,584
                    2,379
      Total
             9,435,583
                    3,453



To approve the elimination of the fundamental policy relating to derivatives and short sales.


   For
             6,550,396
                       943
   Against
                937,519
                         62
   Abstain
                233,084
                         69
   Broker Non-Votes
             1,714,584
                    2,379
      Total
             9,435,583
                    3,453



To approve the elimination of the fundamental policy relating to commodities.


   For
             6,548,061
                       953
   Against
                920,162
                         57
   Abstain
                252,775
                         64
   Broker Non-Votes
             1,714,585
                    2,379
      Total
             9,435,583
                    3,453



To approve the new fundamental policy relating to commodities.


   For
             6,549,540
                       944
   Against
                920,796
                         64
   Abstain
                250,663
                         66
   Broker Non-Votes
             1,714,584
                    2,379
      Total
             9,435,583
                    3,453



Proxy materials are herein incorporated by reference to the SEC filing on October 10, 2008, under Conformed Submission Type DEF 14A, accession number 0000950137-08-012599.